Exhibit 23

Sonic Foundry, Inc.

Annual Report on Form 10-K

For the Year Ended September 30, 2010

CONSENT OF GRANT THORNTON LLP, INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We have issued our report dated November 22, 2010, with respect to the consolidated financial statements and schedule in the Annual Report of Sonic Foundry, Inc. on Form 10-K for the year ended September 30, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statements of Sonic Foundry, Inc. on Forms S-3 (File No. 333-114778 effective September 29, 2004, File No. 333-130612 effective May 10, 2006 and File No. 333-163701 effective February 19, 2010) and on Forms S-8 (File No. 333-75167 effective March 26, 1999, File No. 333-45436 and File No. 333-45438 effective September 8, 2000, File No. 333-75908 effective December 21, 2001, File No. 333-119000 effective September 15, 2004, File No. 333-151601 effective June 11, 2008 and File No. 333-159048 effective May 7, 2009).

/s/ GRANT THORNTON LLP

Madison, Wisconsin
November 22, 2010

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